CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Magellan Petroleum Corporation 1998 Stock Option Plan of our report dated September 11, 1998, with respect to the consolidated financial statements of Magellan Petroleum Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP



Stamford, Connecticut
January 12, 1999